Exhibit 99.1

News Release

Ashland announces receipt of requisite consents for consent solicitation

COVINGTON, KY, October 20, 2016 – Ashland Global Holdings Inc. (NYSE: ASH) (“Ashland”) today announced that it has received the requisite consents with respect to its consent solicitation from the holders of Ashland LLC’s (formerly Ashland Inc.) 3.875% Senior Notes due 2018 (the “2018 Notes”), 4.750% Senior Notes due 2022 (the “2022 Notes”) and 6.875% Senior Notes due 2043 (the “2043 Notes” and together with the 2018 Notes and the 2022 Notes, the “Notes”) to certain amendments to the reporting covenants in the indentures governing the Notes (the “Proposed Amendments”).

The consent solicitation expired at 5:00 p.m., New York City time, on October 18, 2016 (the “Expiration Time”). As of the Expiration Time, Ashland had received the requisite consents needed to approve the Proposed Amendments to the indentures governing the Notes. These consents cannot be revoked. The complete terms and conditions of the consent solicitation are described in the Consent Solicitation/Prospectus Supplement dated October 12, 2016 (the “Consent Solicitation/Prospectus Supplement”).

Following receipt of the consents, Ashland LLC, as issuer, Ashland and US Bank National Association, as trustee, entered into two supplemental indentures that (1) modify the applicable reporting covenants contained in the indentures governing the Notes to provide that so long as any parent entity of Ashland LLC guarantees the Notes, the reports, information and other documents required to be filed and furnished to holders of the Notes pursuant to the applicable indenture may, at the option of Ashland LLC, be filed by and be those of such parent entity rather than Ashland LLC and (2) provide for the guarantee of the Notes by Ashland.

Ashland engaged Citigroup Global Markets Inc. to act as Solicitation Agent and Global Bondholder Services Corporation to act as Information and Tabulation Agent for the consent solicitation. Questions regarding the consent solicitation may be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Requests for documents relating to the consent solicitation may be directed to Global Bondholder Services Corporation at (866) 470-4500 (toll-free), (212) 430-3774 (banks and brokers), (212) 430-3775/3779 (facsimile) and (212) 430-3774 (confirmation).

This news release is for informational purposes only and the consent solicitation was only made pursuant to the terms of the Consent Solicitation/Prospectus Supplement. The consent solicitation was not made to, and consents were not solicited from, holders of Notes in any jurisdiction in which it is unlawful to make such consent solicitation or grant such consent. None of Ashland, the trustee for the Notes, the Solicitation Agent or the Information and Tabulation Agent made any recommendation as to whether or not holders should deliver consents.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

About Ashland

Ashland Global Holdings Inc. (NYSE: ASH) is a premier, global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical. At Ashland, we are more than 5,000 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Ashland also maintains a controlling interest in Valvoline Inc. (NYSE: VVV), a premium consumer-branded lubricant supplier. Visit ashland.com to learn more.

C-ASH

Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. In addition, Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the separation of Ashland’s specialty chemicals business and Valvoline Inc. (“Valvoline”), the initial public offering of 34,500,000 shares of Valvoline common stock(“IPO”), the expected timetable for completing the separation, the strategic and competitive advantages of each company, and future opportunities for each company, as well as the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the possibility that the separation will not be consummated within the anticipated time period or at all, including as the result of regulatory, market or other factors; the potential for disruption to Ashland’s business in connection with the IPO, Ashland’s reorganization under a new holding company or separation; the potential that Ashland does not realize all of the expected benefits of the IPO, new holding company reorganization or separation or obtain the expected credit ratings following the IPO, new holding company reorganization or separation; Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); and severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K and its Form 10-Q for the quarterly period ended March 31, 2016 (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov . Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future event or otherwise. Information on Ashland’s website is not incorporated into or a part of this news release.

FOR FURTHER INFORMATION:

Investor Relations:

Seth A. Mrozek

+1 (859) 815-3527

samrozek@ashland.com

Media Relations:

Gary Rhodes

+1 (859) 815-3047

glrhodes@ashland.com

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